Exhibit 10.2

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made and entered into as of September 24, 2014, by and between Axesstel, Inc., a Nevada corporation (“Axesstel”), and Dato’ Michael Loh Soon Gnee, an individual, with respect to the following facts:

A. Mr. Loh is a Selling Stockholder and party to that certain Stock Purchase Agreement dated September 24, 2014, among Axesstel and Mr. Loh, Dragon Group International, Ltd., a company organized under the laws of Singapore and Mr. Shi Jie Fan (the “Stock Purchase Agreement”).

B. Axesstel desires to sell to Mr. Loh, and Mr. Loh desires to purchase shares of Axesstel’s common stock, on the terms and conditions contained in this Agreement.

C. Capitalized terms used but not defined herein shall have the meaning set forth in the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and intending to be legally bound, Axesstel and Mr. Loh agree as follows:

ARTICLE I.
SUBSCRIPTION AND SALE

1.1 Subscription and Sale. Mr. Loh hereby irrevocably subscribes for, and agrees to purchase, 6,000,000 shares of Axesstel’s authorized but unissued common stock (the “Shares”). Axesstel hereby accepts the subscription and agrees to sell and issue to Mr. Loh 6,000,000 shares of its common stock, all on the terms and conditions of this Agreement.

1.2 Purchase Price. The subscription price for the Shares shall be an aggregate of $1.2 million or $0.20 per Share.

1.3 Deliveries. Concurrently with the execution and delivery of this Agreement, (a) Mr. Loh is delivering to Axesstel the subscription price by wire transfer of immediately available funds; and (b) Axesstel has delivered to Mr. Loh an irrevocable instruction letter to Axesstel’s transfer agent directing the transfer agent to issue the Shares to Mr. Loh.

1.4 Restricted Shares. The Shares have not been registered with the SEC or with the securities authority or any state or other jurisdiction. Accordingly the Shares are “restricted securities” within the meaning of the Securities Act. Mr. Loh agrees that the Shares may only be disposed of in compliance with federal and state securities laws. In connection with any transfer of the Shares, Axesstel may require Mr. Loh to provide an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to Axesstel, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. Mr. Loh acknowledges that any certificate representing the Shares may contain a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Axesstel. Axesstel hereby makes the following representations and warranties to Mr. Loh:

(a) Organization. Axesstel is a corporation, duly organized and validly existing under the laws of the state of Nevada, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder.

(b) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

2.2 Representations and Warranties of Mr. Loh. Mr. Loh makes the following representations and warranties to Axesstel:

(a) Acknowledgement of Risk. Mr. Loh understands and accepts that the purchase of the Shares involves various risks. Mr. Loh has such knowledge, skill and experience in business, financial and investment matters that he is capable of evaluating the merits and risks of an investment in the Shares, and is able to bear any loss associated with an investment in the Shares.

(b) Access to Information. Mr. Loh is familiar with the business and financial condition and operations of Axesstel, and has had access to such information concerning Axesstel and the Shares as he deems necessary to enable him to make an informed investment decision. In deciding to purchase the Shares, Mr. Loh has made his own independent decision that the investment is suitable and appropriate for Mr. Loh, and is not relying on any recommendation or representation of Axesstel, except as contained in this Agreement.

(c) Investor Status. Mr. Loh is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Mr. Loh agrees to furnish any additional information requested by Axesstel to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Shares.

(d) Investment Intent. Mr. Loh is acquiring the Shares solely for his own account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. Mr. Loh understands that the Shares have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon his investment intent and the other representations made by Mr. Loh in this Agreement. Mr. Loh understands that Axesstel is relying upon the representations and agreements contained in this Agreement for the purpose of determining whether this transaction meets the requirements for such exemptions.

(e) No General Solicitation. Mr. Loh acknowledges that neither Axesstel nor any other person offered to sell the Shares by means of any form of general solicitation or advertising, including but not limited to: any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

ARTICLE III.
COVENANTS

3.1 Working Capital. Axesstel agrees to contribute $600,000 of the subscription price to the working capital for PT Scan following Axesstel’s acquisition of PT Scan pursuant to the Stock Purchase Agreement.

3.2 Cancellation of Options. In connection with this Agreement and the Stock Purchase Agreement, Mr. Loh hereby cancels any right to any options or other rights to acquire additional shares of capital stock of Flexcomm Limited or any of its Subsidiaries.

3.3 Further Assurances. Each of the parties hereto shall, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE IV.
MISCELLANEOUS

4.1 Fees and Expenses. Except as expressly set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.2 Interpretation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

4.3 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

4.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of San Diego. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of San Diego, County of San Diego for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. If any party shall commence an Action to enforce any provisions of this Agreement, then the prevailing party in such Action shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

4.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AXESSTEL, INC.

By: /s/ PATRICK GRAY_____________
Patrick Gray, CEO

/s/ MICHAEL LOH SOON GNEE
Dato’ Michael Loh Soon Gnee

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